This Note has not been registered  under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, assigned or otherwise disposed of unless the person requesting the transfer of the Note shall provide an opinion of counsel to Preferred/telecom, Inc. (the "Company") (both counsel and opinion to be satisfactory to the Company) to the effect that such sale, transfer, assignment or disposition will not involve any violation of the registration provisions of the Act or any similar or superseding statute.


                                 PROMISSORY NOTE


$216,500.00                       Dallas, Texas                   July 31, 1996

FOR VALUE RECEIVED, Preferred/telecom, Inc., a Delaware corporation, promises to pay to the order of Brite Voice Systems, Inc., at 7309 East 21st Street North, Wichita, Kansas 67206, or at such other address as the holder hereof may designate, the principal sum of Two Hundred Sixteen Thousand Five Hundred Dollars ($216,500.00), together with interest on the unpaid principal balance from the date hereof until this note is paid in full at a rate of prime plus 2% per annum.

Principal and interest shall be payable in one installment on November 1, 1996.

         All payments received shall be applied first to the payment of accrued interest and then to the payment of principal.

         Maker shall have the right to prepay any and all amounts due hereunder without penalty for the privilege of doing so.

         No payment shall be considered in default unless it is not paid within ten (10) days after delivery of written notice of nonpayment.

         In the event default is made in the payment of this Note, the unpaid balance on this Note shall at once become due and payable, without notice, at the option of the Holder. Failure to exercise this option shall not constitute a waiver of the right to declare the entire principal due and payable at once at any subsequent time.

         All past due principal on this Note shall bear interest at a rate of 18% per annum from maturity until paid.

         If, after default, this Note is placed in the hands of an attorney for collection, or if collected through judicial proceeding, Maker shall pay, in addition to the sums referred to above, a reasonable sum as a collection or attorneys' fee and all other costs incurred by Holder in collection of the unpaid amounts due hereunder.

         Each maker, surety, guarantor, endorser or other party liable for the payment of this Note, in whole or in part, hereby expressly waives presentment and demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect sums owing hereon, and agree that this Note, and any payment hereunder, may be extended from time to time without in any way affecting such liability.

MAKER:

Preferred/telecom, Inc.




By:
   G. RAY MILLER
   Chief Executive Officer